Exhibit 5.1

Proskauer Rose LLP 2049 Century Park East, 32nd Floor Los Angeles, CA 90067-3206

April 9, 2018

Ares Management, L.P.

2000 Avenue of the Stars,

12th Floor

Los Angeles, CA 90067

Ladies and Gentlemen:

We have acted as counsel to Ares Management, L.P., a Delaware limited partnership (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), of a prospectus supplement, dated March 7, 2018 (the “Prospectus Supplement”) to the prospectus, dated February 27, 2017, included as part of a registration statement on Form S-3 (File No. 333-216251) (the “Registration Statement”) relating to (A) the issuance and sale by the Company of 5,000,000 Common Shares (the “Primary Common Shares”) representing limited partner interests in the Company and (B) the sale by AREC Holdings Ltd. (the “Selling Shareholder”) of up to 12,250,000 Common Shares (including 2,250,000 Common Shares that may be sold pursuant to the exercise of the underwriters’ option to purchase up to 2,250,000 additional Common Shares) (together with the Primary Common Shares, the “Common Shares”), pursuant to an Underwriting Agreement, dated March 7, 2018 (the “Underwriting Agreement”), among the Company, Ares Management GP LLC, a Delaware limited liability company and the general partner of the Company (the “General Partner”), Ares Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P., Ares Holdco LLC, AOF Holdco LLC, AI Holdco LLC, the Selling Shareholder and the several underwriters named therein.

As such counsel, we have participated in the preparation of the Prospectus Supplement and have examined originals or copies of such documents, limited partnership records and other instruments as we have deemed relevant, including, without limitation, (i) the certificate of limited partnership of the Company in the form filed as Exhibit 4.1 to the Registration Statement (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-36429) filed with the SEC on March 1, 2018); (ii) the third amended and restated agreement of limited partnership among the General Partner and the limited partners party thereto (collectively, the “Limited Partners”) in the form filed as Exhibit 4.2 to the Registration Statement (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-36429) filed with the SEC on March 1, 2018), (iii) resolutions of the member of the General Partner and the Board of Directors of the General Partner, (iv) the Underwriting Agreement, (iv) the Registration Statement, together with the exhibits filed as a part thereof and including the documents incorporated by reference therein and (v) the Prospectus Supplement, including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed, without independent verification:

1.              the accuracy of certificates of public officials and officers of the Company and the General Partner;

2.              the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies; and

3.              that the Limited Partners will not participate in the control of the business of the Company.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts after the Registration Statement was declared effective, that:

1.              the Common Shares have been duly authorized; and

2.              the Common Shares have been validly issued and fully paid and holders of the Common Shares have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Common Shares.

This opinion is based upon and expressly limited in all respects to the Delaware Revised Uniform Limited Partnership Act and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect, of the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. The reference and limitation to the “Delaware Revised Uniform Limited Partnership Act” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K, dated April 9, 2018, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PROSKAUER ROSE LLP